UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2004

APPLIED FILMS CORPORATION
(Exact name of Registrant as specified in its charter)

Colorado (State or Other Jurisdiction of Incorporation)	000-23103 (Commission File No.)	84-1311581 (IRS Employer Identification No.)

9586 I-25 Frontage Road, Suite 200, Longmont, Colorado (Address of Principal Executive Offices)		80504 (Zip Code)

303-774-3200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [__]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     [__]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     [__]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     [__]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8.      Regulation FD.

Item 8.01. Other Events.

On September 22, 2004, Applied Films Corporation issued a press release revising its guidance for the first fiscal quarter of fiscal 2005. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Section 9.      Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits. (c) Exhibits 99.1 Press release dated September 22, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2004	APPLIED FILMS CORPORATION By /s/ Lawrence D. Firestone Lawrence D. Firestone Chief Financial Officer

Exhibit Index

Exhibit 99.1         Press Release dated September 22, 2004

9586 I-25 Frontage Rd., Suite 200 Longmont, CO 80504 U.S.A. Telephone 303.774.3200 Facsimile 303.678.9275

CONTACTS:	Lawrence D. Firestone Chief Financial Officer (303) 774-3246

FOR IMMEDIATE RELEASE

APPLIED FILMS CORPORATION LOWERS THE
OUTLOOK FOR THE FIRST QUARTER OF FISCAL 2005

Longmont, Colorado (September 22, 2004) – Applied Films Corporation (Nasdaq: AFCO) announced today revised guidance for the first quarter of fiscal year 2005 ending September 25, 2004.

The Company said that it expects to report lower than anticipated results for the first fiscal quarter as a result of bookings received late in the quarter. Our gross margins and operating expenses are expected to come in line with our guidance given in July. Due to the softness in the TFT LCD market, new bookings were received late in the quarter, resulting in lower than expected revenues for the quarter. Applied Films expects to earn, on a GAAP basis, $0.00 to $0.02 per fully diluted share on $40 — $42 in million revenues for the first quarter, compared to previous guidance, on a GAAP basis, of $0.10 — $0.13 per fully diluted share on $48 — $50 million in revenues. Our GAAP EPS corresponds to First Call’s definition of GPS.

“The shortfall in revenue and earnings related to the timing of our bookings this quarter,” said Thomas T. Edman, president and chief executive officer of Applied Films. “We anticipate that our bookings for the first quarter will be in the range of $30-32 million which is lower than expected, due to delayed orders resulting from the softness in the TFT LCD market. In addition, the orders received were too late in the quarter to begin working on these projects and record any revenue from them.”

Conference Call

Applied Films Corporation will conduct a conference call and webcast at 4:00pm MDT on Wednesday, September 22, 2004, to revise guidance for the first quarter of fiscal 2005. During the conference call and webcast, Thomas Edman, President and Chief Executive Officer, and Lawrence Firestone, Chief Financial Officer, will review the revised guidance.

The public is invited to participate in the conference call by dialing 1-800-374-1496, or 1-706-634-1435 (International) at least 5-10 minutes prior to the start time, or via webcast at www.appliedfilms.com, and click on the “Investor Relations” button and then “Meetings and Presentations”. A replay of the recorded conference call will be available until September 25, 2004. To listen to the replay, dial 1-800-642-1687, or 1-706-645-9291, Conference ID: 1073945.

About Applied Films Corporation

We are a leading provider of thin film deposition equipment to diverse markets such as the flat panel display, the architectural, automotive and solar glass, and the consumer products packaging and electronics industries. For more information, please visit our web site at http://www.appliedfilms.com.

Safe Harbor Statement

This press release contains forward-looking statements that involve substantial risks and uncertainties. Typically, these statements contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position or state other “forward-looking” information. You are cautioned that forward-looking statements, including statements about future bookings, revenues and earnings, are not guaranties of future performance. There may be events in the future that we are not able to predict or control. Such risks and uncertainties include change in the demand for deposition equipment, the effect of changing worldwide political and economic conditions on capital expenditures, the impact of SARS and the resulting limitation of travel to customers by company representatives, production levels, including those in Europe and Asia, the effect of overall market conditions and market acceptance risks. Other risks include those associated with dependence on suppliers, the impact of competitive products and pricing, technological and product development risks and other risk factors. As a result, our operating results may fluctuate, especially when measured on a quarterly basis. The forward-looking statements included in this release are made only as of the date of this release and we undertake no obligation to update the forward-looking statements to reflect subsequent events or circumstances. For further information, refer to our Securities and Exchange Commission filings, including our Forms 10-K and Forms 10-Q.

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